Exhibit 99.2

On September 29, 2003, Captaris, Inc. announced the sale of its CallXpress product line, which primarily includes the Captaris’ voice and unified messaging assets, to Sound Advantage, LLC (“Sound Advantage”), a California limited liability company. Under the terms of the agreement, Sound Advantage acquired the CallXpress product line for $2.5 million in cash and will pay up to an additional $1.0 million per year over a three year period beginning January 1, 2004 pursuant to an earn out arrangement, which is based on achievement of specified revenue targets for the CallXpress business. In addition, Captaris was issued a 10 percent equity stake in Applied Voice and Speech Technologies, Inc. (“AVST”), a newly formed company established by Sound Advantage to acquire and operate the combined CallXpress and Sound Advantage businesses. The Company expects to recognize a gain on the sale of the CallXpress product line, net of income taxes, of approximately $1.4 million in the quarter ended September 30, 2003. The unaudited pro forma condensed consolidated financial statements set forth below have been adjusted to exclude the effect of the CallXpress product line for each respective financial statement period. The adjustments presented in the pro forma condensed consolidated balance sheet assume the disposition of the CallXpress product line occurred June 30, 2003 under the terms outlined in Item 2 above. The fair value of the 10% equity interest the Company received in AVST, a private company, is not material. Therefore, an adjustment for this equity interest has not been included in the pro forma balance sheet as of June 30, 2003. The adjustments presented in the unaudited pro forma condensed consolidated statements of operations represent the pro forma historical results directly attributable to the CallXpress product line. No significant allocations or estimates were included in preparing these adjustments. The adjustments presented represent clearly identifiable revenues and costs of the CallXpress product line. For the periods presented, the Company did not operate or manage the CallXpress product line as a separate operating segment or reporting unit, and therefore, the Company was not able to separate operating expenses related to the CallXpress product line from operating expenses incurred and shared by other product lines of the Company.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have actually occurred if the disposition had been consummated as of the date indicated, nor are they necessarily indicative of future operating results or financial position.

CAPTARIS, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share data)

(unaudited)

JUNE 30, 2003

	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$14,450	$2,500	(1)	$16,950
Short-term investments, available for sale	21,786			21,786
Accounts receivable, net	15,218			15,218
Inventories	2,023	(554	)(2)	1,469
Deferred and income tax receivable	4,092			4,092
Prepaid expenses and other	1,854	—		1,854

Total current assets	59,423	1,946		61,369
Long-term investments, available for sale	39,438			39,438
Equipment and leasehold improvements, net	7,493	(221	)(2)	7,272
Goodwill, net	9,034			9,034
Intangible and other assets, net	2,250	(22	)(2)	2,228
Restricted cash	1,000			1,000
Deferred income taxes	1,572	—		1,572

Total assets	$120,210	$1,703		$121,913

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,428			$5,428
Accrued compensation and benefits	3,822			3,822
Deferred revenue	9,025	(243	)(2)	8,782
Other accrued liabilities	2,158	870	(2)(3)	3,028

Total current liabilities	20,433	627		21,060

Shareholders’ equity:
Preferred stock, par value $.01 per share, 2,000,000 shares authorized; none outstanding	—			—
Common stock, par value $.01 per share, 120,000,000 shares authorized; 30,423,009 outstanding	304			304
Additional paid-in capital	62,069			62,069
Retained earnings	36,998	1,076	(4)	38,074
Accumulated other comprehensive income	406	—		406

Total shareholders’ equity	99,777	1,076		100,853

Total liabilities and shareholders’ equity	$120,210	$1,703		$121,913

(1)	Cash of $2.5 million due upon sale of CallXpress.
(2)	Assets and liabilities sold, including accrued income taxes related to the gain on sale of CallXpress.
(3)	Includes sale related expenses consisting of investment banking, accounting and legal fees.
(4)	Gain on sale of CallXpress, net of related income taxes.

CAPTARIS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

YEAR ENDED DECEMBER 31, 2002

	Historical	Adjustments		Pro Forma
Net sales:
Software products	$71,256	$(12,972	)(1)	$58,284
E-document services	23,345	—		23,345

Total net sales	94,601	(12,972)		81,629
Cost of sales:
Software products	27,080	(3,022	)(2)	24,058
E-document services	8,528	—		8,528

Total cost of sales	35,608	(3,022)		32,586

Gross profit	58,993	(9,950)		49,043

Operating expenses:
Research and development	11,969		(3)	11,969
Selling, general and administrative	49,782		(3)	49,782
Amortization of intangibles	1,202		(3)	1,202
Impairment of intangibles	5,529		(3)	5,529
Acquisition and related charges	—		(3)	—
Restructuring charges	2,119		(3)	2,119
Stock compensation expense (benefit)	(1,151)		(3)	(1,151)
Other	875	—		875

Total operating expenses	70,325	—		70,325

Operating income (loss)	(11,332)	(9,950)		(21,282)

Other income (expense):
Interest	2,446			2,446
Other, net	(200)	—		(200)

Other income	2,246	—		2,246

Income (loss) before income tax expense (benefit) and cumulative effect of change in accounting principle	(9,086)	(9,950)		(19,036)
Income tax expense (benefit)	(4,377)	(4,793	)(4)	(9,170)

Income (loss) before cumulative effect of change in accounting principle	$(4,709)	$(5,157)		$(9,866)

Basic earnings (loss) per common share prior to cumulative effect	$(0.15)	$(0.16)		$(0.31)
Weighted average common shares outstanding	31,780	31,780		31,780
Diluted earnings (loss) per common share prior to cumulative effect	$(0.15)	$(0.16)		$(0.31)
Weighted average common and potentially issuable common shares outstanding	31,780	31,780		31,780

(1)	Represents revenues directly attributable to the CallXpress product line for the period.
(2)	Represents cost of revenues directly attributable for the CallXpress product line for the period.
(3)	Operating expenses directly attributable to the CallXpress product line could not be separated from other product lines.
(4)	Represents income tax at effective tax rate of 48%.

CAPTARIS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

SIX MONTHS ENDED JUNE 30, 2003

	Historical	Adjustments		Pro Forma
Net sales:
Software products	$33,839	$(4,799	)(1)	$29,040
E-document services	11,819	—		11,819

Total net sales	45,658	(4,799)		40,859
Cost of sales:
Software products	12,244	(1,252	)(2)	10,992
E-document services	4,241	—		4,241

Total cost of sales	16,485	(1,252)		15,233

Gross profit	29,173	(3,547)		25,626

Operating expenses:
Research and development	5,664		(3)	5,664
Selling, general and administrative	23,286		(3)	23,286
Amortization of intangibles	114		(3)	114
Stock compensation expense	1,104	—	(3)	1,104

Total operating expenses	30,168	—		30,168

Operating income (loss)	(995)	(3,547)		(4,542)

Other income (expense):
Interest	810	—		810
Other, net	(46)	—		(46)

Other income	764	—		764

Income (loss) before income tax expense (benefit)	(231)	(3,547)		(3,778)
Income tax expense (benefit)	(81)	(1,244	)(4)	(1,325)

Net income (loss)	$(150)	$(2,303)		$(2,453)

Basic earnings (loss) per common share	$(0.00)	$(0.08)		$(0.08)
Weighted average common shares outstanding	30,274	30,274		30,274
Diluted earnings (loss) per common share	$(0.00)	$(0.08)		$(0.08)
Weighted average common and potentially issuable common shares outstanding	30,274	30,274		30,274

(1)	Represents revenues directly attributable to the CallXpress product line for the period.
(2)	Represents cost of revenues directly attributable for the CallXpress product line for the period.
(3)	Operating expenses directly attributable to the CallXpress product line could not be separated from other product lines.
(4)	Represents income tax at effective tax rate of 35%.

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